Exhibit 99.2

DANIEL R. BROWN

BROWN LEGAL ADVISORS, LLC

1253 W. FOSTER AVE.

SUITE 3E

CHICAGO, IL 60640

TEL: (773) 527-0585

EMAIL: daniel@brownlegal.net

BRUCE K. MEDEIROS

DAVIDSON BACKMAN MEDEIROS PLLC

1550 BANK OF AMERICA FINANCIAL CENTER

601 WEST RIVERSIDE AVENUE

SPOKANE, WA 99201

(509) 624-4600

Counsel for

Holdco Advisors L.P., Plan Proponent

Holdco Advisors L.P.’s Mailing Address:

32 Broadway, Suite 1112

New York, NY 10004

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF WASHINGTON

AT SPOKANE

In re	)
)
AMERICANWEST	)	Case No. 10-06097-PCW-11
BANCORPORATION,	)
	)	Chapter 11
)
Debtor.	)	FINDINGS OF FACT, CONCLUSIONS
	)	OF LAW, AND ORDER CONFIRMING
	)	THE MODIFIED THIRD AMENDED
	)	CHAPTER 11 PLAN PROPOSED BY
	)	HOLDCO ADVISORS, L.P.
)

On August 20, 2013, the Court held a hearing (the “Confirmation Hearing”) regarding the confirmation of the Modified Third Amended Chapter 11 Plan of Reorganization Proposed by Holdco Advisors L.P. (the “Plan”), proposed by HoldCo Advisors, L.P. (“HoldCo” or the “Plan Proponent”) regarding the reorganization of AmericanWest Bancorporation, the debtor and debtor in possession (the “Debtor”) in the above-captioned case (“Bankruptcy Case”) under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. (“Bankruptcy Code”). A copy of the Plan, as so modified, is attached as Exhibit A hereto. Attached as Exhibit B hereto is the Plan Supplement for the Third Amended Chapter 11 Plan of Reorganization Proposed by Holdco Advisors L.P. (the “Plan Supplement”). The record of the Confirmation Hearing reflects all appearances that were made by counsel and parties in interest.

The Court, having reviewed and considered:

•	the Plan;

•	the Third Amended Disclosure Statement Regarding Third Amended Chapter 11 Plan of Reorganization Proposed by Holdco Advisors L.P. Dated June 11, 2013 [Docket No. 439] (the “Disclosure Statement”), as approved by this Court’s Order (I) Approving Second Amended Disclosure Statement Regarding Second Amended Plan of reorganization Proposed by Holdco Advisors L.P. dated May 6, 2013; and (II) Approving Certain Forms and Procedures in Connection with Plan Solicitation and Confirmation entered on July 22, 2013 [Docket No. 458] (the “Solicitation Order”);

•	the Brief in Support of Confirmation of Third Amended Chapter 11 Plan Proposed by HoldCo Advisors L.P. [Docket No. 472] and all exhibits thereto, including the Declaration of Michael Zaitzeff (the “Zaitzeff Declaration);

•	the declarations of service that relate to service of the Plan, the Disclosure Statement and other Court-approved solicitation materials;

•	Plan Supplement for the Third Amended Chapter 11 Plan of Reorganization Proposed by Holdco Advisors L.P. [Docket No. 469] (the “Plan Supplement”);

•	the Notice of Immaterial Modifications to the Third Amended Chapter 11 Plan of Reorganization Proposed By HoldCo Advisors L.P. [Docket No. 470] (the “Plan Modifications Notice”);

•	the Notice of Filing Balloting Declaration and Tabulation Report Regarding the Third Amended Chapter 11 Plan of Reorganization Proposed by HoldCo Advisors L.P. [Docket No. 473], the Declarations of Kevin Martin and Tinamarie Feil attached thereto, and the tabulation report attached to the Declaration of Tinamarie Feil (the “Tabulation Report”);

•	the declarations of service that relate to service of the Plan Supplement and the Plan Modifications Notice;

•	the Conditional Objection of SKBHC Holdings LLC and Starbuck Bancshares, Inc. to Plan Confirmation of the Third Amended Plan of Reorganization Filed by HoldCo Advisors LP [Docket No. 477] (the “SKBHC Objection”);

•	all other pleadings and evidence submitted before or at the Confirmation Hearing;

•	the record in the Bankruptcy Case; and

•	the arguments and representations of counsel at the Confirmation Hearing;

the Court hereby makes the following Findings of Fact and Conclusions of Law. These Findings of Fact and Conclusions of Law constitute the Court’s finding of fact and conclusions of law under Rules 7052 and 9014 of the Federal rules of Bankruptcy Procedure (“Bankruptcy Rules”). Any findings of fact constitutes a finding of fact even if it is stated as a conclusion of law, and any conclusion of law constitutes a conclusion of law even if it is stated as a finding of fact.

A. Venue and Jurisdiction: This matter is a core proceeding over which the Court has jurisdiction under 28 U.S.C. §§ 157(b) and 1334(a). Venue is proper under 28 U.S.C. §§ 1408 and 1409.

B. Notice and Due Process: HoldCo provided notice of the Confirmation Hearing, and of the time fixed for filing objections to Plan confirmation, to all entities entitled to receive that notice, as set forth in the Court’s Solicitation Order. The notice of the Confirmation Hearing fully and adequately described the relief requested, was reasonable and appropriate and complied in all respects with due process. Notice of the Confirmation Hearing complied with the applicable provisions of (i) the Bankruptcy Code; (ii) the Bankruptcy Rules (including Bankruptcy Rules 2002, 3017, 3018 and 3019); (3) the Local Bankruptcy Rules of this Court; and (4) all relevant orders of this Court, including the Solicitation Order.

C. Solicitation: In conducting its solicitation of acceptances or rejections of the Plan, distributing the Plan solicitation materials and tabulating ballots, HoldCo acted in good faith. The solicitation, distribution and tabulation of ballots complied with the Solicitation Order, all applicable provisions of the Bankruptcy Code (including sections 1125 and 1126), and all other applicable laws, rules and regulations. Among other things, HoldCo transmitted the Plan and Disclosure Statement to all known parties who hold Claims1 or Interests that are impaired under the Plan and who are entitled to vote on the Plan, or to their designated representatives, and to all parties who have requested special notice in the Bankruptcy Case.

D. Compliance with Bankruptcy Code section 1129: The Plan satisfies all of the requirements of Bankruptcy Code section 1129(a), except section 1129(a)(8).

[1]	Capitalized terms used herein shall bear the same meaning as is ascribed to them in the Plan, unless otherwise indicated.

1. Bankruptcy Code section 1129(a)(1): The Plan complies with all applicable sections of the Bankruptcy Code, including sections 1122 and 1123.

a. Bankruptcy Code section 1122: Each claim or interest placed in a particular class under the Plan is substantially similar to the other claims or interests in that class, and is substantially dissimilar from those claims or interests placed in other classes.

b. Bankruptcy Code section 1123(a): The Plan satisfies the mandatory requirements of section 1123(a) of the Bankruptcy Code:

(1) Bankruptcy Code section 1123(a)(1): All Claims and Interests are expressly classified under the Plan, other than Administrative Claims and Priority Tax Claims.

(2) Bankruptcy Code section 1123(a)(2): The Plan specifies that Classes 1 and 5 are unimpaired.

(3) Bankruptcy Code section 1123(a)(3): The Plan specifies that Classes 2, 3, 4, and 6 are impaired, and specifies the treatment of the claims and interests in each of those Classes.

(4) Bankruptcy Code section 1123(a)(4): Article III of the Plan satisfies section 1123(a)(4) by providing for the same treatment of each claim or interest that is classified in each particular Class under the Plan.

(5) Bankruptcy Code section 1123(a)(5): The Plan provides appropriate means for its implementation, including in Article V of the Plan.

(6) Bankruptcy Code section 1123(a)(6): Exhibit C to the Plan Supplement contains the Reorganized Debtor’s articles of incorporation, which provide in section 6.1 that the Reorganized Debtor “shall not issue any class of non-voting equity securities.” The Plan satisfies Bankruptcy Code section 1123(a)(6).

(7) Bankruptcy Code section 1123(a)(7): Exhibit H to the Plan Supplement identifies the members of the Reorganized Debtor’s new board of directors and the Reorganized Debtor’s articles of incorporation and by-laws, as set forth in the Plan Supplement set forth procedures pursuant to which members of the Reorganized Debtor’s new board of directors may be elected by the Holders of New Series A Common Stock that are consistent with the interests of creditors and equity security holders and with public policy. The Plan satisfies Bankruptcy Code section 1123(a)(7).

(8) Bankruptcy Code section 1123(a)(8): Bankruptcy Code section 1123(a)(8) does not apply to the Plan because the Debtor is not an individual.

c. Bankruptcy Code section 1123(b): The Plan contains appropriate permissive provisions under Bankruptcy Code section 1123(b):

(1) Assumption and Rejection of Executory Contracts: Article IV of the Plan provides for the assumption and rejection of executory contracts in accordance with Bankruptcy Code section 1123(b).

(2) Plan Releases, Injunction and Exculpatory Provisions: The provisions in Article VIII of the Plan, including those relating to releases, injunctions, exculpations, and limitations on liability are fair and equitable, are given for valuable consideration, were properly noticed to holders of Claims and Equity Interests and other interested parties in accordance with the requirements of due process and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules, are in the best interests of the Debtor’s Estate.

2. Bankruptcy Code section 1129(a)(2): The Plan Proponent has complied with all of the Bankruptcy Code’s applicable provisions, including, without limitation, sections 1125 and 1126 of the Bankruptcy Code.

3. Bankruptcy Code section 1129(a)(3): The Plan Proponent has proposed the Plan in good faith and not by any means forbidden by law.

4. Bankruptcy Code section 1129(a)(4): The Plan provides that payment of professionals retained in the Bankruptcy Case is subject to approval by the Court upon an application for compensation.

5. Bankruptcy Code section 1129(a)(5): Exhibits G and H of the Plan Supplement identify the new Board members of the Reorganized Debtor and the Plan Advisor who will serve after the Effective Date of the Plan and satisfy the requirements of Bankruptcy Code section 1129(a)(5).

6. Bankruptcy Code section 1129(a)(6): No governmental regulatory commission will have jurisdiction over any rates of the Debtor after confirmation of the Plan and the requirements of Bankruptcy Code section 1129(a)(6) are not applicable to the Plan.

7. Bankruptcy Code section 1129(a)(7): Each party who holds a Claim or an Interest in a Class that is impaired under the Plan either (a) has accepted the Plan or (b) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than such party would receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code. Creditors under the Plan will receive at least as much on account of their claims as such creditors would receive in a liquidation under Chapter 7 of the Bankruptcy Code. Accordingly, the Plan meets the requirements of section 1129(a)(7).

8. Bankruptcy Code section 1129(a)(8): Classes 2, 3, and 4 under the Plan are impaired and were entitled to vote on the Plan. Class 3 is empty, and thus no creditors voted to accept or reject the Plan in Class 3. Classes 2 and 4 each voted as a class to accept the Plan. Class 6, comprising Equity Interests in the Debtor, was deemed to reject the Plan. Thus, the Plan has not been accepted by all impaired Classes of Claims and the Plan does not meet the requirements of Bankruptcy Code section 1129(a)(8).

9. Bankruptcy Code section 1129(a)(9): The Plan generally provides for full payment of Allowed Administrative Claims on or as soon as reasonably practicable after the Effective Date, or the date an order of the Bankruptcy Court allowing such Administrative Claim becomes a final order. Additionally, the Plan generally provides for full payment of Allowed Priority Tax Claims on or a soon as reasonably practicable after the Effective Date, or the date an order of the Bankruptcy Court allowing such Priority Tax Claim becomes a final order. The Plan complies with the requirements of section 1129(a)(9).

10. Bankruptcy Code section 1129(a)(10): Classes 2 and 4 have each voted, as a Class, to accept the Plan. The Plan therefore satisfies section 1129(a)(10).

11. Bankruptcy Code section 1129(a)(11): The Reorganized Debtor’s business meets the feasibility requirements of Bankruptcy Code section 1129(a) that “[c]onfirmation of the plan is not likely to be followed by the liquidation, or need for further financial reorganization, of the debtor” as evidenced by the business plan and projections set forth in the Plan Supplement. The Plan satisfies the requirements of Bankruptcy Code section 1129(a)(11).

12. Bankruptcy Code section 1129(a)(12): The Plan defines the term “Administrative Claims” to include fees payable under 28 U.S.C. § 1930. The Plan provides for the payment in full, on or as soon as reasonably practicable after the Effective Date of the Plan, of Allowed Administrative Claims. The Plan satisfies the requirements of Bankruptcy Code section 1129(a)(12).

13. Bankruptcy Code section 1129(a)(13): The Debtor has no retiree benefits within the meaning of Bankruptcy Code section 1129(a)(13) and the requirements of that section are not applicable to the Plan.

14. Bankruptcy Code section 1129(a)(14): The Debtor is not an individual and the requirements of Bankruptcy Code section 1129(a)(14) are not applicable to the Plan.

15. Bankruptcy Code section 1129(a)(15): The Debtor is not an individual and the requirements of Bankruptcy Code section 1129(a)(15) are not applicable to the Plan.

16. Bankruptcy Code section 1129(a)(16): The Debtor is not a non-profit entity subject to the requirements of Bankruptcy Code section 1129(a)(16) and such section is not applicable to the Plan.

E. Compliance with Bankruptcy Code section 1129(b): The Plan satisfies the requirements of Bankruptcy Code section 1129(b):

1. The Plan is “Fair and Equitable”: The Plan meets the requirements of Bankruptcy Code section 1129(b)(2) and is fair and equitable.

c. Bankruptcy Code section 1129(b)(2)(C): The Plan satisfies the requirements of Bankruptcy Code section 1129(b)(2)(C) with respect to interests in Class 6, by providing that the holders of such interests, which are junior in priority to all other Allowed Claims, will receive nothing under the Plan.

2. The Plan Does Not “Discriminate Unfairly”: The Plan provides for treatment of all Classes in accordance with their rank and priority. There are no Classes of similar rank that will receive disparate treatment under the Plan. Accordingly, the Plan does not “discriminate unfairly” within the meaning of Bankruptcy Code section 1129(b)(1). Accordingly, the Plan satisfies the requirements of Bankruptcy Code section 1129(b).

F. It is appropriate for the Court to reserve jurisdiction to enter appropriate orders in aid of implementation of the Plan pursuant to Bankruptcy Code section 1142 and to retain jurisdiction over the matters set forth in Article X of the Plan.

G. The agreements, transactions and transfers authorized herein and by the Confirmation Order are fair, equitable and reasonable, are entered into in good faith, are in the best interests of the Debtor, its creditors and the Estate, and provide adequate means for implementing the Plan.

H. The Plan Proponent, has, in all respects, acted in good faith in connection with proposing, negotiating, soliciting acceptances for, and seeking confirmation of, the Plan.

I. The Debtor is entitled to a discharge under section 1141(d), and as of the Effective Date of the Plan, the injunction set forth in section 1141(c) in the Plan shall apply.

J. The modifications to the Plan contained in the Plan Modifications Notice are non-material modifications that do not require resolicitation of the Plan.

K. The Plan Proponent incurred a total of $13,096.66 of fees and expenses in connection with the solicitation process (the “Solicitation Fees”). The Solicitation Fees are reasonable and payable as an Allowed Administrative Claim pursuant to the Solicitation Order.

IT IS HEREBY ORDERED THAT:

A.	PLAN CONFIRMATION

1. The Plan is approved and confirmed under section 1129 of the Bankruptcy Code. The Plan Supplement and the modifications to the Plan contained in the Plan Modifications Notice are authorized and approved, and shall be deemed a part of the Plan, and are incorporated by this reference. The failure to reference or discuss any particular provision of the Plan in this Order shall have no effect on this Court’s approval and authorization of, or the validity, binding effect and enforceability of, such provision; and each provision of the Plan is authorized and approved and shall have the same validity, binding effect and enforceability as every other provision of the Plan, whether or not mentioned in this Order.

2. The SKBHC Objection was a conditional objection and is satisfied by confirmation of the Plan, as attached to this Order.

B. BINDING EFFECT OF PLAN AND CONFIRMATION ORDER

3. The provisions of the Plan, including all documents incorporated as part of this Plan, and this Confirmation Order shall be binding under section 1141 of the Bankruptcy Code on (a) the Debtor and its Estate,2 (b) Holdco, (c) all Holders of Claims against the Debtor, (d) all Holders of Interests in the Debtor, (e) all other parties in interest, (f) the Reorganized Debtor, and (g) any holder of an Administrative Claim, Claim against, or Interest in the Debtor, including all federal, state and local governmental entities and fiscal intermediaries thereof, whether or not such holder or entity has voted to accept or reject the Plan or has filed or is deemed to have filed a proof of Claim or Interest, made a demand for payment of any Claim, or has made an appearance in the Bankruptcy Case.

4. In the event of any discrepancy or contradiction between the Plan and this Order, the Plan shall control.

C. ADMINISTRATIVE EXPENSE CLAIMS AND BAR DATE

5. Requests for payment of Administrative Claims, including all Administrative Claims of Professionals incurred from the Petition Date through the Effective Date, must be filed with this Court no later than sixty (60) days after the Effective Date. Upon and following the Effective Date, the Reorganized Debtor shall not pay and shall not be obligated to pay the fees of any Professionals that are incurred after the Effective Date except those incurred in the applications and hearing for final compensation, including any fees of the Debtor’s Professionals, any HoldCo Fees, or any TOPrS Indenture Trustee Fees, except for the TOPrS Indenture Trustee Fees up to the Post-Effective Date Fee Cap. For the avoidance of doubt, any fees incurred by the TOPrS Indenture Trustees in connection with any fee applications are limited by the Post-Effective Date Fee Cap. Failure to file such a request for payment of an Administrative Claim prior to the time set forth in the Plan and herein shall forever bar the Holder from asserting such Claims against the Debtor or its Estate, the property of the Debtor or the Estate, and to the extent applicable, the Reorganized Debtor, and/or the property of such entities; and all such entities, to the extent applicable, shall be discharged of any obligation on such Claim or any other Claim related to such Claim.

[2]	Capitalized terms used herein shall bear the same meaning as is ascribed to them in the Plan, unless otherwise indicated.

6. As ordered in the Solicitation Order, the reasonable fees and expenses of the Plan Proponent incurred in connection with the solicitation process are to be paid as an administrative expense of the Debtor’s estate. The Solicitation Fees are reasonable, and shall by paid on or as soon as reasonably practicable after the Effective Date as an Allowed Administrative Claim.

7. The reasonable fees and expenses, as determined by the Plan Advisors, incurred by the Plan Proponent in connection with the effectuation of the Effective Date, including the legal services necessary to establish the Reorganized Debtor and perform the merger transaction contemplated in paragraph 14 below, shall be paid as an administrative expenses of the Debtor’s estate.

D. OBJECTIONS TO CLAIMS AND CLAIMS OBJECTION BAR DATE

8. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, on and after the Effective Date, the Reorganized Debtor shall have sole responsibility and authority to the exclusion of all others (except as to the Professionals’ applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code and as to Holdco Fees and as to Indenture Trustee Fees), to make, file, prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court, objections to Claims, and to administer and adjust the Claims Register to, among other things, reflect any such settlements, compromises and withdrawals.

9. Unless otherwise extended by order of this Court, any objections to Claims shall be served and filed on or before the later of (a) 90 days after the Effective Date; or (b) 90 days after the relevant proof of Claim has been filed, except as extended by an agreement between the objecting Creditor and the Reorganized Debtor or by order of the Bankruptcy Court. Unless otherwise extended by order of this Court, Claims arising from the rejection of an executory contract or lease (“Rejection Claims”) shall be filed and served no later than 30 days after the Effective Date, and Objections to Rejection Claims shall be filed ninety (90) days after Rejection Claims are filed.

E. DISPUTED RESERVE FOR DISPUTED CLAIMS

10. On the Initial Distribution Date, and after making all Distributions required to be made on such date under the Plan, the Reorganized Debtor shall establish a separate Disputed Reserve for Disputed Claims, which Disputed Reserve shall be administered by the Reorganized Debtor. The Reorganized Debtor shall reserve a number of shares of New Series A Common Stock, an amount of Cash, or any other security or equity interest issued under the Plan, as applicable, sufficient to provide Holders of Disputed Claims the treatment such Holders would be entitled to receive under the Plan if all such Disputed Claims were to become Allowed Claims (or such lesser amount as may be estimated by the Bankruptcy Court).

F. MAINTENANCE OF DISPUTED RESERVE.

11. The Reorganized Debtor shall hold unissued New Series A Common Stock and Cash in the Disputed Reserve in trust, segregated from and not to be commingled with any other assets of the Reorganized Debtor, for the benefit of the Holders of Claims ultimately determined to be Allowed. The Reorganized Debtor shall, in its sole discretion in accordance with the provisions of the Plan and any applicable Order of this Court, distribute such amounts (net of any expenses, including taxes, relating thereto), as such Disputed Claims are resolved by a Final Order, and such New Series A Common Stock and Cash (or other security) will be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

G. EXECUTORY CONTRACTS

12. The rejection of executory contracts and unexpired leases as set forth in the Plan is

APPROVED AND ORDERED.

H. IMPLEMENTATION PROVISIONS

13. The form of agreements referred to in Article V of the Plan, which are made part of the Plan through the Plan Supplement (as amended), including the form of the Articles and Bylaws of the Reorganized Debtor are APPROVED. On the Effective Date, the parties to those agreements shall have all the rights, powers, duties, privileges, responsibilities and authority as set forth in the Plan and in the form of agreements approved herein. Prior to the Effective Date, the Plan may be altered, amended, or modified by HoldCo, subject to all of the requirements of section 1127 of the

Bankruptcy Code. After the Effective Date, the Reorganized Debtor shall have the sole authority and power to alter, amend, or modify the Plan, subject to all of the requirements of section 1127 of the Bankruptcy Code and to the rights and limitations set forth in the Plan.

14. The Plan Proponent (prior to the Effective Date) and the Reorganized Debtor (after the Effective Date) without further action by any Holders of Equity Interests, stockholders, members, creditors or directors thereof, are hereby authorized to execute any documents and take such other action as is necessary to effectuate the Plan and the transactions contemplated thereunder, including, to the extent applicable, all those set forth in Article V of the Plan, as supplemented in the Plan Supplement (as amended). Specifically, the Plan Proponent and its principals, the members of the New Board, and the Debtor and its directors and officers, as applicable, are authorized to create a new subsidiary of the Debtor that shall be a Maryland corporation, and to merge the Debtor and this new subsidiary with the new subsidiary as the surviving company, which shall be the Reorganized Debtor. Any and all actions taken by the Plan Proponent and its principals, and the Debtor and its directors and officers, as applicable, in connection with this merger transaction are hereby

AUTHORIZED AND APPROVED.

15. On the Effective Date, the then current directors and officers of the Debtor shall be deemed to have resigned from their respective positions with the Debtor and discharged from all further duties in the Bankruptcy Case.

16. On the Effective Date, all Interests in the Debtor, including all Class 6 Interests, will be cancelled, annulled and extinguished, and will be deemed of no further force or effect, without any further action by any party. Entities or Persons holding such Interests will retain no rights and receive no consideration on account of such Interests.

17. Pursuant to Section 1146 of the Bankruptcy Code, (a) the issuance, transfer of exchange of any securities, instruments, or documents, (b) the creation of any Lien, mortgage, deed of trust or other security interest, (c) the making or assignment of any lease or sublease or the making of delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated in this Plan and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded is ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

18. Pursuant to section 1142(b) of the Bankruptcy Code and any comparable provisions of applicable business corporation law, the Debtor and the Reorganized Debtor are hereby authorized and empowered to take such actions and to perform such acts as may be necessary, desirable, or appropriate to comply with or implement the Plan, any Plan documents, and all other related documents, instruments, and agreements related thereto, and the obligations thereunder shall constitute legal, valid, binding, and authorized obligations of each of the respective parties thereto, in accordance with their terms and without the need for any stockholder or board of directors’ approval. Further, the Debtor and the Reorganized Debtor are hereby authorized and empowered to take such actions, to perform all acts, to make, execute, and deliver all instruments and documents, and to pay all fees and expenses as set forth in the documents related to the Plan that may be required or necessary for performance thereunder, without the need for approval by any stockholder or the board of directors. Specifically, the Reorganized Debtor shall be incorporated in Maryland and the Debtor shall subsequently merge into the Reorganized Debtor, as described in paragraph 14 above. All actions necessary to effect this incorporation, merger, and change of domicile, and all actions related thereto, are hereby AUTHORIZED AND APPROVED.

I. DISCHARGE, INJUNCTIONS AND RELEASES

19. As of the Effective Date, (a) the discharge provided for under applicable law and in the Plan, and (b) and the injunction set forth in the Plan shall be effective and binding upon all Persons and entities and are incorporated fully in this Order by this reference.

20. Except as expressly stated in the Plan, the releases and exculpations set forth in the Plan shall be effective and binding upon all Persons and entities and are incorporated fully in this Order by this reference.

J. RETENTION OF JURISDICTION

21. The Court reserves jurisdiction to enter appropriate orders in aid of implementation of this Order and the Plan pursuant to Bankruptcy Code section 1142, and may properly, and does, retain jurisdiction over the matters set forth in section X of the Plan.

K. CERTAIN ELECTIONS UNDER THE PLAN

22. Holdco has elected not to issue the New Series B Common Stock, and no Holders of Allowed Class 2 Claims made the Proceeds Distribution Election.

23. At any time prior to the Reorganized Debtor’s first Distribution of New Class A Common Stock, at Holdco’s election and in Holdco’s sole and absolute discretion, any Holder of an Allowed Class 2 or Class 3 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that the Plan Proponent elects to use, may be deemed to have elected the Proceeds Distribution Election.

L. MISCELLANEOUS

24. The Pre-Effective Date Indenture Trustee Fees payable by the Reorganized Debtor shall not exceed the Pre-Effective Date Fee Cap. The Post-Effective Date Indenture Trustee Fees shall not exceed the Post-Effective Date Fee Cap; provided, however, that to the extent that the TOPrS Indenture Trustees, in their initial request for approval of Pre-Effective Date Indenture Trustee Fees, seek less than an aggregate of $550,000 of Pre-Effective Date Indenture Trustee Fees, the Post-Effective Fee Cap shall be increased by the difference between $550,000 and the amount initially sought in Pre-Effective Date Indenture Trustee Fees, up to a maximum of $15,000, resulting in a maximum Post-Effective Date Fee Cap of $25,000.

25. Notwithstanding anything in the Plan or the TOPrS Documents to the contrary, unless there is a Fee Cap Trigger Event, the Pre-Effective Date Indenture Trustee and the Post-Effective Date Indenture Trustee fees shall not exceed $560,000 in the aggregate, or such other, lower amount as determined by the Bankruptcy Court. To the extent that the TOPrS Indenture Trustees have incurred fees and expenses in excess of $560,000 or such lower amount approved as reasonable by the Bankruptcy Court, the TOPrS Indenture Trustees shall not seek to collect such fees and expenses from any source, including from the Reorganized Debtor or from distributions to creditors through the exercise of any charging lien or similar collection mechanism.

26. Notwithstanding any other provision in the Plan, the Disclosure Statement, or this Order, the terms of the Sandler Settlement Agreement are and shall continue to be binding upon the Debtor and Reorganized Debtor, together with their successors and assigns, and nothing contained herein, the Plan or the Disclosure Statement or the Confirmation Order shall be deemed to modify or amend the Sandler Settlement Agreement or the rights of the parties thereto. The releases provided for in Section VIII.D of the Plan shall be in addition to the releases provided for under the Sandler Settlement Agreement.

27. The Sandler Administrative Claim shall be an Allowed Administrative Claim, and is hereby allowed in the amount of $494,820.18 (i.e., 40% of $1,237,050.44), which Allowed Administrative Claim shall be paid in full in Cash by the Reorganized Debtor on or as soon as reasonably practicable after the Effective Date. Pursuant to the Sandler Settlement Agreement, the Sandler Unsecured Claim shall be an Allowed Claim for purposes of the Plan and will be paid as provided in Section III.B.4 of the Plan.

28. The amounts, priorities, secured status, and classifications of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan and any applicable Order of this Court. The amounts, priorities, secured status, and classifications set forth on the Ballots tendered to or returned by holders of Claims and Interests in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in on event shall be deemed to modify or otherwise affect, the actual amount, priority, secured status, or classification of such

Claims and Interests under the Plan for distribution purposes, and (c) shall not be binding on, or used as evidence against the Debtor or the Reorganized Debtor for any purpose other than with respect to voting on the Plan.

29. Each term and provision of the Plan is hereby deemed to be valid and enforceable pursuant its terms.

30. As soon as practicable after the occurrence of the Effective Date, the Reorganized Debtor shall file and serve on (i) each holder of a Claim, and (ii) each party on the Bankruptcy Rule 2002 special notice list in the Case a written notice of the occurrence of the Effective Date.

31. The Reorganized Debtor shall pay statutory fees and file reports in accordance with the Plan.

32. The 14-day stays provided in Bankruptcy Rules 3020(e) and 6004(h) shall not apply and this Order shall become effective immediately upon entry. Any Orders of the Court that may be construed to be findings of fact shall be deemed to be incorporated in the findings of fact and have the same effect as findings of fact and conclusions of law.

33. The reversal or modification of this Order or any part of this Order on appeal shall not affect the validity of the Plan, or any agreement or action authorized by this Order or under the Plan with respect to any entity acting in good faith, whether or not that entity knows of the appeal.

*** END OF ORDER ***

Presented by:

/s/ Bruce K. Medeiros

Bruce K. Medeiros, WSBA No. 16380

Davidson Backman Medeiros PLLC

1550 Bank of America Financial Center

601 West Riverside Avenue

Spokane, Washington 99201

(509) 624-4600

Local Counsel to HoldCo Advisors, L.P.

/s/ Daniel R. Brown

Daniel R. Brown

Brown Legal Advisors, LLC

1253 W. Foster Ave.

Suite 3E

Chicago, IL 60640

(773) 527-0585

Email: daniel@brownlegal.net

Primary Counsel to HoldCo Advisors, L.P.